Exhibit 10.7(b)

SHAREHOLDERS’ AGREEMENT DATED DECEMBER 29, 2008

Amended Schedule II
Executive Management Investors
Keith J. McKinnish
Joaquin Barrios
John J. Anton
Stephan Kessel
Franklin Myers